EXHIBIT 7


Salomon Smith Barney
--------------------
A member of citigroup



MARGIN
LENDING
FACILITY

LEGAL DOCUMENTS &
APPLICATION FORM


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Contents                                                Page

Facility Documentation                                     1

Risk Disclosure Statement                                  1

Margin Lending Facility Agreement                          3

CHESS Sponsorship Agreement                               12

Term of Business                                          14

Definitions                                               18

How to Establish Your Margin Lending Facility             19

Margin Lending Facility Client Application Form           21





Salomon Smith Barney is a member of Citigroup Inc and is affiliated with Citibank, N.A. and its subsidiaries and branches worldwide (collectively "Citibank"). Despite those affiliations, securities recommended, offered, sold by, or held at, Salomon Smith Barney: (i) are not insured by the Federal Deposit Insurance Corporation; (ii) are not deposits or other obligations of any insured depository institution (including Citibank); and
(iii) are subject to investment risks, including the possible loss of the principal amount invested.

Salomon Smith Barney Australia Securities Pty Limited
ABN 64 003 114 832

Salmon Smith Barney Australia Pty Limited
ABN 56 081 472 684

Level 16, Grosvenor Place
225 George Street
Sydney NSW 2000

Tel: (02) 9321 4000
Toll Free: 1 800 062 794


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FACILITY DOCUMENTATION

It is important that you fully understand the nature of the documents you are entering into and the obligations that you accept. The legal documents that will be entered into on your behalf by SSB are enclosed for your records. PLEASE TAKE THE TIME TO READ THESE DOCUMENTS CAREFULLY.

LIST OF DOCUMENTS

1.   RISK OF DISCLOSURE STATEMENT

Before you enter into margin lending transactions, you should be aware of the risks involved and decide that margin lending is suitable for you, your investment needs and risk profile. Please read the Risk Disclosure Statement carefully, and if you have any questions, obtain independent legal financial and taxation advice before entering into margin Lending transactions.

2.   MARGIN LENDING FACILITY AGREEMENT

This agreement sets out:

o    your rights and obligations under the loan;

o the terms and conditions of the mortgage of securities which secures the performance of your obligations;

o    the terms of any guarantee of your obligations.

3.   CHESS SPONSORSHIP TERMS

CHESS is an electronic system for the registration and transfer of the ownership of securities traded on the Australian Stock exchange. Instead of receiving a share certificate, your interest will be recorded electronically on CHESS. You will appoint SSB as the sponsoring participant of all CHESS approved securities bought for you through the margin lending arrangement.

To protect SSB as mortgage of listed securities in your portfolio, you will only be able to transfer or otherwise deal with the securities in your portfolio at the direction of SSB or with its consent.

4.   CLIENT AGREEMENT AND TERMS OF BUSINESS

This statement sets out the basis on which SSB will provide stockbroking and other services to you. You are under no obligation to use these services, but should you decide to do so, the Terms of Business in this Agreement will apply.

IF YOU HAVE ANY QUESTIONS ABOUT THE DOCUMENTS PLEASE CALL SSB ON 1800 062 794 OR YOUR FINANCIAL ADVISER.

RISK DISCLOSURE STATEMENT

There is risk associated with borrowing against the value of securities and securing that borrowing with those securities. You should obtain independent advice to determine if such borrowing is appropriate to you and your particular financial and taxation circumstances. In deciding whether to borrow money on this basis, you should be aware of the following:

1.   RECOURSE

SSB's right to recover the loan amount owing is not limited to its security rights against your portfolio. SSB is entitled to recover the full amount owing from you personally (except for the limited recourse loans).

However, SSB can be expected first to exercise its right to enforce its mortgage over your portfolio (if that were necessary) to recover the amount owing. If there is a shortfall, you will remain personally liable for that shortfall and SSB is entitled to seek to recover that amount from you.

2.   MARKET VOLATILITY AND MARGIN CALLS

You will be exposed to the volatility of financial markets. If there is a fall in the value of the shares or other securities you have borrowed against, you may be required to make up the shortfall. A margin call must be met by 3 pm (Sydney time) on the business day following the margin call.

For example, if $50,000 is borrow on shares worth $100,000, but they later lose value so that they are only worth $40,000 and so the value to SSB is $20,000 (because of the applicable margin percentage). You would then require an additional $30,000 in cleared funds or additional acceptable securities to make up the shortfall in the security value of your portfolio. Any additional approved securities lodged by you would have to have a value substantially in excess of $30,000, as SSB will apply the appropriate margin percentage to these approved securities to make up the shortfall.

You should monitor the loan amount owing and your portfolio's security value at all times. You should ensure that the loan amount owing is always less than your portfolio's security value, otherwise a margin call will occur.

3.   CHANGING MARGIN PERCENTAGES AND MARGIN CALLS

SSB is prepared to lend funds up to a set percentage of the market value of shares in specified corporations. Different percentages apply to shares in different corporations. SSB may change this percentage at its absolute discretion at any time (even down to 0%), which will affect the amount which it is prepared to advance, or continue to lend, against your portfolio.

Such a change in the margin percentage of particular shares in your portfolio may be made even if there has been no change in the market value of the shares you have borrowed against. You may then be required immediately to either top up your security with additional approved shares or other securities or with cleared funds or reduce your borrowing to acceptable levels.

For example, if SSB has set the margin percentage at 65% for "XYZ" company. On this basis you have borrowed $65,000 against the market value of "XYZ" shares worth $100,000. SSB changes the margin percentage to 60% which means you then require an additional $5,000 in cleared funds or approved securities to make up the shortfall in the security value of your portfolio. Any additional approved securities lodged by you will have the appropriate margin percentage applied to them. Accordingly, approved securities having a market value substantially greater than $5,000 would have to be lodged.

4.   CASHFLOW/TIMING RISK

If you are intending to negatively gear your investment you should be aware of the associated cash flow and timing risks. For instance, you may not have received the income or the benefit of any available tax deductions at the time you are required to pay interest charges. There is therefore a possible timing mismatch in terms of making an interest payment before you receive the tax benefit. It is also possible that the interest rate payable and the level of income from investments fluctuate. You should ensure that you will have adequate income or resources at all times to meet any interest payments and margin calls that you are required to make.

5.   INTEREST

Interest accrued under the facility will be capitalised in accordance with the facility terms unless you have instructed us otherwise. This will increase the loan amount owing and will cause a margin call if, as a result of that increase, the loan amount owing becomes more than your portfolio's security value.

6.   SSB CAN SELL EVEN IF YOU HAVE NOT RECEIVED NOTICE OF ITS INTENTION TO
     DO SO

If you fail to meet a margin call or in some cases if there is a shortfall in your security, SSB may exercise its rights in any way it wishes against your portfolio whether or not you have received notice of such exercise.

SSB may declare that all money owing by you is immediately due and payable following an event of default by you. SSB may then take certain steps, including selling all or part of your portfolio. SSB is not obliged to give you notice prior to acting on an event of default.

7.   SALE OF YOUR PORTFOLIO

Due to market volatility, shares and other securities may vary considerably in price and saleability at very short notice. Such volatility is a risk to you as the owner and also to SSB who lends against the security of your portfolio. SSB and its agents are not obliged to sell the shares and other securities at any particular time and will not be liable to you or any other person for any delay in selling your shares and other securities.

8.   MAKE ARRANGEMENTS IF YOU GO AWAY

If you are intending to go away or if you will not be contactable for a period of time, arrangements should be made with SSB so that you can protect yourself against the possibility of SSB taking action to sell your portfolio in certain circumstances to make up any shortfall occasioned by a drop in value of the shares in your portfolio or a change in the applicable margin percentage.

If you fail to rectify a shortfall, SSB may exercise its rights against your portfolio even if you have not received notice of that and are not aware of the margin call.

9.   MONITORING

You should monitor your loan amount owing at all times. SSB is not obliged to do the monitoring for you, and will not do so for your benefit, even if it monitors those amounts for SSB's own benefit. Before entering into a margin lending transaction of this type, you should carefully consider whether you can monitor your obligations to the appropriate level.

10.  STAMP DUTY AND OTHER FEES

SSB has advice that no loan security duty is payable on the margin lending agreement if executed in accordance with its instructions, but if any stamp duty or fines become payable in respect of the margin lending agreement or transactions contemplated by it, you must pay those to the extent permitted by law.

The minimum term of any loan is four months from the date the loan is drawn down. If the loan is terminated within this period by you, a fee may be charged.

11.  TAKE INDEPENDENT ADVICE

You should take independent advice on this facility and the associated documentation, especially on the risks involved and in respect of the tax consequences of this facility for you, before entering into the margin lending agreement. SSB is not providing personal investment or legal or tax advice in making this facility available and, in particular, SSB has not considered in any way the facility's suitability to your current or future financial circumstances.

12.  CONSUMER CREDIT CODE

The facility is provided wholly or predominately for business and/or investment purposes. The investment purposes declaration contains a warranty to that effect. The facility and the margin lending agreement will not be covered by the Consumer Credit Code.

13.  SECURITY VALUE CANNOT BE RELIED UPON

The amount that SSB is prepared to advance in return for security given over certain shares is not an indication of the financial stability of the corporation selected and should not be used as a guide as to which shares you should borrow against.

14.  GUARANTEE

If you plan to be a guarantor, you should consider carefully whether guaranteeing the performance of the obligations of the borrower is appropriate to you and your particular financial circumstances. SSB usually requires an independent solicitor's certificate from guarantors.

As a guarantor, you should be aware of the following before deciding to provide a guarantee:

(a) The borrower is exposed to the risks of the volatility of the share market. Your obligations as guarantor are also subject to the borrower's risks.

(b) Your obligations as guarantor of the borrower's obligations and SSB's rights to deal with the securities you mortgage are subject to the terms of the guarantee set out in the Margin Lending Facility Agreement. You should read this Agreement carefully. In particular, you should consider carefully the consequences for you of the borrower drawing against the value of the securities which you have mortgaged and in some cases the borrower's right to trade in your securities.

(c) SSB may sell the securities without notice to the borrower or guarantor. If the borrower is required to make up any shortfall in security, SSB may exercise its rights against any security held for it whether or not you, as guarantor, have received notice of the shortfall.

15.  OTHER RISKS

This statement does not disclose all the risks involved in borrowing against shares. This risk disclosure statement is intended to highlight to you some of the more significant risks associated with a margin lending facility.

MARGIN LENDING FACILITY AGREEMENT

The term "this Agreement" includes this Margin Lending Facility Agreement, the CHESS Sponsorship Agreement, the Application Form, the Terms of Business and all other documents executed in accordance with this Agreement.

1.   THE LOAN

1.1 We agree to make a facility and loan available to you on the terms of this Agreement.

1.2 You may use the facility and loan from time to time in accordance with the terms of this Agreement.

1.3 The loan and facility will only be made available to you, if you, and if relevant the guarantor, have:

     (a) given us any approval, document or information which we reasonably requested from you by the time specified; and

     (b)  you have paid us any fees we require.

2.   TERM

2.1 This Agreement will continue until it is terminated by you or SSB by written notice to the other party and the loan amount outstanding is repaid in full in accordance with the terms of this Agreement. There is no minimum term for the loan, but if you repay the loan within the initial four months from the drawdown date, SSB may, in its absolute discretion, charge an administration fee.

2.2  The Loan will terminate automatically if:

     (a)  a default has occurred and is continuing;

     (b) any declaration or undertaking we request you to give is not correct, is misleading or has been breached; or

     (c) the amount outstanding on a margin call exceeds the maximum loan amount and you have made no arrangements with SSB to rectify this position.

2.3 Time is of the essence in relation to your obligations under this Agreement.

3.   DRAWING AND USING A LOAN

3.1  You are not obliged to borrow money under this Agreement.

3.2  Once you make a request for the loan, it is irrevocable.

3.3 If you want to borrow, you must inform us (electronically, orally or in writing) by 10.00am (Sydney time) at least one business day before the drawdown date:

     (a)  the date on which you want the money;

     (b) the amount you wish to borrow, subject to any minimum amount we specify from time to time;

     (c) where or to whom the money is to be paid, including bank account details;

     (d) whether it is to be a fixed or floating rate loan; and for a fixed rate loan, the loan term; and

     (e) details (including the identity and the amount) of the securities you intend to purchase.

3.4 We will transfer the loan in accordance with your request as soon as possible, and no later than the drawdown date.

3.5 We are not liable for any loss you may suffer or incur because the price of any securities you intend to purchase increases or cease to be available because of the time it takes to lend you money or forward any communications on your behalf.

4.   INTEREST

4.1 You must pay us interest on each loan in accordance with the rate which we specify on or before the drawdown date.

4.2 Interest is calculated on the daily balance of each loan from and including the drawdown date. Interest accrues each day and is calculated on the number of days lapsed and a 365 day year.

     FIXED RATE LOAN

4.3 You must pay us interest in advance, for the term of a fixed rate loan.

     FLOATING RATE LOAN

4.4 For a floating rate loan, you must pay us interest on a monthly basis in arrears on the last business day of each month.

     PAYMENT OF INTEREST

4.5 Unless you have instructed us otherwise, we will add any interest due and payable to the balance of your loan amount on the interest payment date.

4.6 The increased loan amount will bear interest thereafter, and may cause a margin call.

     NOTICE OF INTEREST RATE

4.7 We will give you notice of the interest rate for a floating rate loan and any change in that interest rate.

4.8 If any amount owing under this Agreement is merged in a court order you must pay interest on that amount as a separate obligation.

5.   PAYMENT

5.1 You may repay part or all of the loan amount outstanding at any time by giving us three business days' notice. Once you give us notice, you must pay and repay the amount notified on the date notified. If you make such a payment, you may be subject to additional costs.

5.2 You must pay us any money you owe in cleared funds into the account we nominate from time to time. All payments must be made by the due date or on the previous business day if a due date is not a business day.

5.3 You must pay all amounts due under this Agreement in full without setting off amounts you believe we owe you, or a guarantor, or without counterclaiming any amount from us. All payments you make must be free of any withholding or deduction of taxes, unless the law prevents this.

5.4  We may setoff any money we owe you against money you owe us.

     REPAYMENT OF A FIXED RATE LOAN

5.5 If you have a fixed rate loan you must, by 3.00pm (Sydney time) on the maturity date of the loan, either:

     (a)  pay to us in cleared funds the total loan amount outstanding; or

     (b) make alternative arrangements (including extending the term of the loan) that are acceptable to us.

5.6 If you do not comply with clause 5.5 above, the fixed rate loan will be immediately converted to a floating rate loan on the maturity date.

     REPAYMENT OF A FLOATING RATE LOAN

5.7 The loan amount outstanding for a floating rate loan is repayable immediately on demand by us after giving three business days' notice.

5.8 We undertake not to make such a demand until four months after the first drawdown date, unless default has occurred.

5.9 If you pay and repay the total loan amount outstanding for any loan then we will release the mortgaged property for that loan on your request.

     NO REFUND

5.10 We are under no obligation to refund to you any portion of interest paid to us, even if it is interest paid in advance.

6.   RELEASE OF MORTGAGED PROPERTY

6.1 If at any time the security value of your portfolio exceeds the total loan amount, you may request that we release part of the mortgaged property.

6.2 We are not obliged to release any of the mortgaged property, but may do so in our absolute discretion if we are satisfied that after the release, the security value of your portfolio will be, and is likely to remain, greater than the total loan amount outstanding.

7.   SALE OF SECURITIES

7.1  You may sell any of the securities in your portfolio provided that:

     (a)  you have obtained our consent; and

     (b) you repay from the proceeds received at settlement at least enough of the loan amount outstanding to ensure that after the sale, the loan amount outstanding is not more than the security value of your portfolio.

8.   MARGIN CALL

8.1 The loan amount outstanding must not at any time exceed the security value of your portfolio. If the loan amount outstanding exceeds the security value of your portfolio, a margin call is triggered.

8.2 We may make more than one margin call on any one business day and you must comply with all of those margin calls in aggregate.

8.3 If a margin call is triggered we will give you a margin call notice either in writing (including by fax) or orally (including by telephone).

8.4 If we give you a margin call notice then you must by 3.00pm (Sydney time) on the next business day either:

     (a)  pay to us part of the total loan amount outstanding; or

     (b) give us security interest over additional property that is acceptable to us; or

     (c) sell, or irrevocably direct us to sell, a part or all of your mortgaged property (and apply the sale proceeds in repaying the loan amount outstanding); or

to ensure that the loan amount outstanding is reduced to an amount which is not (and will not in the reasonably foreseeable future be) greater than the security value of your portfolio.

8.5  If either:

     (a) the All Ordinaries Share Price Index of the Australia Stock Exchange falls by 10% or more in any 24 hour period, or by 15% or more over two consecutive business days; or

     (b) the market value of a security forming part of the mortgaged property falls by 10% or more in any 24 hour period; or

     (c) we cannot contact you or your authorised representative to give a margin call notice after having made reasonable effort to do so; or

     (d)  you fail to comply with a margin call notice

     then we may sell such part of your portfolio as is necessary to ensure that the loan amount outstanding is reduced to an amount which is not (and will not in the reasonably foreseeable future be) greater than the security value of your portfolio. We undertake to apply the proceeds of any such sale to your loan amount.

8.6  You acknowledge and agree that:

     (a) it is your sole responsibility (and not ours) to monitor the total loan amount outstanding and the value of your portfolio at all times;

     (b) if we monitor your loan amount and the value of your portfolio we do so for our benefit only;

     (c) we are under no obligation to give you a margin call notice (despite being entitled to) and you must not take it as a representation that we will not give such a notice, and

     (d) we may sell any of the securities forming part of the mortgaged properties at any time without giving you a margin call, notice or any other call notice if the events in clause 8.5 above occur.

9.   LIMITATIONS ON RECOURSE

     LIMITED RECOURSE LOANS

9.1  Our recourse against:

     (a)  you in respect of the loan amount outstanding; and

     (b)  the guarantor in respect of the loan amount outstanding in connection with a limited recourse loan is limited to the relevant mortgaged property.

9.2 Clause 9.1 means that, if there is a default, the maximum amount we may recover from you (in respect of the loan amount outstanding) and the guarantor (in respect of the loan amount outstanding) in connection with any such loan is the amount we obtain from enforcing our rights in respect of the mortgaged property given by you and the guarantor respectively for that loan with the exceptions described below in this clause 9.

9.3 The limit on our recourse described in clauses 9.1 and 9.2 does not apply if any of the following occur:

     (a) in our opinion, you or the guarantor have breached a material undertaking to us (other than the obligation to repay the loan amount outstanding); or

     (b) in our opinion, a material representation or warranty by either you or the guarantor was or becomes incorrect or misleading; or

     (c) In respect of the loan, we have relied on a statement or some conduct of either you or the guarantor which in our reasonable opinion was materially false or misleading.

9.4  In any case, even if our recourse is limited as described in clauses
     9.1 and 9.2 we may prove for the loan amount outstanding and otherwise participate in the winding up or bankruptcy of you or the guarantor if another creditor initiates those proceedings.

9.5  The limit on our recourse described in clauses 9.1 and 9.2:

     (a) does not release you or the guarantor from its obligations under this agreement;

     (b) does not in any way affect our right to recover personally from you interest, costs or taxes in connection with that loan; and

     (c) does not prevent us from obtaining equitable relief in connection with this agreement (other than an order requiring repayment of all or some of the loan amount outstanding).

     GUARANTOR LIMITED RECOURSE FACILITIES

9.6  In respect of a guarantor limited recourse facility:

     (a) there is no limit on our ability to enforce our rights against you; and

     (b) our rights against the guarantor are limited in the same manner as set out in clause 9 with the intent that, for the purposes of this clause 9.6, clause 9 is to be read as if the references to the borrower in clauses 9.1 and 9.2 did not appear and each reference to a loan, a limited recourse loan or was a reference to the guarantor limited recourse facility.

10.  MORTGAGE

10.1 For the purpose of securing payment to SSB of the loan amount outstanding you agree to mortgage to SSB all securities and new rights in which you have an interest or which you are entitled to:

     (a) in the case of any shares or other securities that you purchase or refinance using all or part of the proceeds of any loan under this agreement, on the date of purchase or refinancing;

     (b) in the case of new rights, on the date you become entitled to them;

     (c) in the case of securities that SSB directs are to be mortgaged property for the purposes of the mortgage, on the date of that direction; and

     (d) in the case of any securities which after the date of this agreement are transferred into your margin lending account with SSB, which shall have a specific account number and holder identification number upon the date of transfer into that account.

10.2 Any statement issued by SSB in respect of margin lending account will not constitute the grant of any mortgage.

10.3 SSB's mortgage interest in securities may, with its consent, be conditional upon any specific terms and conditions with those securities.

10.4 The mortgage takes effect on and from the date of this agreement.

     DIVIDEND REINVESTMENT PLAN ("DRP")

10.5 If DRP securities are part the mortgaged property, then the DRP securities so issued or, to be issued automatically become part of the mortgaged property from the time that you as mortgagor acquire any right, title or interest in them.

     CHARGE

10.6 We may register a charge in respect of the mortgaged property.

     YOUR OBLIGATIONS

10.7 You must

     (a) deposit, or cause to be deposited, with us any agreements, documentation or evidence which we require in respect of the mortgaged property;

     (b) deposit, or cause to be deposited, with us any relevant transfers from a sponsoring participant to us relating to securities that are to be held subject to a sponsorship agreement; and

     (c) direct SSB Nominees to apply on your behalf for newly issued securities, unless we direct otherwise;

     (d) deposit, or cause to be deposited with us any certificates or other documents of title evidencing the mortgaged property.

10.8 You must not, without our express prior consent:

     (a) sell, part with possession or otherwise deal with any interest in the mortgaged property;

     (b) allow any security interest to come into existence which affects the mortgaged property;

     (c) create any trust, power or lien in connection with the mortgaged property or allow one to continue;

     (d) abandon, settle, compromise, discontinue any proceedings against any person in respect of any right that you have in relation to the mortgaged property;

     (e) take steps to change any of the mortgaged property that are certificated securities to uncertificated securities (or vice versa);

     (f) change or attempt to change the sponsoring participant, holder name or holder address in relation to any of the mortgaged property that is uncertificated security;

     (g) waive any of your rights or release any person from its obligations in connection with the mortgaged property; or

     (h)  grant any other rights of any kind over the mortgaged property.

     YOUR RIGHTS

10.9 You may:

     (a) receive or retain dividends, interest or other income in respect of the mortgaged property; and

     (b)  exercise new rights only with our consent; and

     (c) exercise any voting power in respect of mortgaged property that is subject to a sponsorship agreement; and

     (d) in respect of mortgaged property that is registered in the name of SSB Nominees, you may not exercise any voting power.

10.10 If we agree that you may sell any part of the mortgaged property, you must apply the proceeds from that sale to the loan amount to ensure that after repayment the loan amount outstanding does not exceed the security value of your portfolio.

     INFORMATION

10.11 You undertake to promptly provide us with any information we reasonably request about the mortgaged property or anything in relation to it.

11.  DISCHARGE

11.1 If the loan amount outstanding is paid in full and you are not in default, we will release you from the mortgage or otherwise transfer back to you all of the interest in the mortgaged property, if you so request.

12.  NEW RIGHTS

12.1 You may only deal in new rights if we consent to the dealing.

12.2 If, in our reasonable opinion, the value of the mortgaged property will be adversely affected by the new rights we will request and you must:

     (a)  sell the new rights that we nominate; or

     (b)  transfer the new rights to the nominee; or

     (c) exercise the new rights which will then form part of the mortgaged property; or

     (d)  any combination of the above.

12.3 Any proceeds received from a dealing in new rights will be applied towards repaying the loan amount outstanding at that time.

12.4 We need not:

     (a) enforce the payment of any dividends in respect of the mortgaged property; or

     (b) exercise any rights (including voting rights) in relation to the mortgaged property;

     (c)  sell the mortgaged property (even if it may depreciate in value);

     (d) be liable for any loss caused by any delay or omission in taking action with respect to the mortgaged property.

12.5 We may take any action that we consider fit at any time to:

     (a)  register the mortgaged property in our name; or

     (b)  maintain the mortgaged property; or

     (c) obtain the benefit of any agreement entered into by you in relation to the mortgaged property; or

     (d)  receive any new rights; or

     (e) do or cause anything to be done to protect the priority of this mortgage;

     (f) give up the possession of the mortgaged property at our absolute discretion; or

     (g) do anything that you should have done under this Agreement, but that we consider you have not done or not done properly; or

     (f) retain all instruments and documents of title of mortgaged property until that mortgage property is released.

     SECURITY

12.6 This mortgage is a continuing security for all of the loan amount outstanding. It continues until it is finally discharged by us. It will not be considered satisfied or discharged by anything which happens in the meantime and which might otherwise affect the mortgage at law or in equity.

     OTHER SECURITY INTERESTS

12.7 The mortgage in this Agreement is a principal obligation and should not be treated as ancillary or collateral to any other security interest nor are they prejudicially affected by any other security interest that we may hold.

13.  DEFAULT

     WHEN YOU WILL BE IN DEFAULT

13.1 You, or the guarantor, are in default if:

     (a) you, or the guarantor, do not pay on time all amounts payable under this Agreement, or

     (b) you, or the guarantor, do something which you, or the guarantor, have agreed not to do, or do not do something you or the guarantor have agreed to do under this Agreement, or

     (c) you, or the guarantor, give us incorrect or misleading information in connection with this Agreement; or

     (d) you, or the guarantor, become insolvent or bankrupt or steps are taken to make you or the guarantor so; or

     (e) you, or the guarantor, are in default under any other security or mortgage or withdraw from it, or

     (f) any of the mortgaged property that was quoted by or admitted to trading status by the Australian Stock Exchange as at the date it became mortgaged property ceases to be so quoted or admitted; or

     (g) you or the guarantor do not carry out in full an undertaking given in this Agreement within the specified period or within 2 business days if no period is specified; or

     (h) we reasonably believe that the ability of you or the guarantor to comply with this Agreement has been reduced due to a change in your or the guarantor's business, assets or financial position; or

     (i) (if you or the guarantor are a natural person) that person dies, becomes insane or is declared incapable of administering your or the guarantor's affairs; or

     (j) in our reasonable opinion, the value of our interest in any of the mortgaged property is materially adversely affected; or

     (k)  an order is made in respect of the mortgaged property under section 741, 742, 737 or 734(2) of the Corporations Law or under any provision of any other similar laws; or

     (l) an event occurs which renders enforceable any security interest we hold in connection with obligations incurred under this Agreement; or

     (m) you or the guarantor take any action to limit, to suspend or to terminate the sponsorship agreement or our appointment as sponsoring participant; or

     (n) this Agreement is or becomes wholly or partly void, voidable or unenforceable, or is claimed to be so, by either you or the guarantor or anyone on your behalf; or

     (o) any event occurs which with the giving of notice, lapse of time or fulfillment of any condition would be likely to become a default; or

     (p) you create, attempt to create or allow to exist any security interest over any of the mortgaged property without obtaining our prior consent.

     WHAT CAN HAPPEN THEN?

13.2 If you or the guarantor are in default, then we may do any one or more of the following:

     (a) notify you and the guarantor that the loan amount outstanding is immediately due and payable; and

     (b) direct you and the guarantor to immediately pay us all or part of the total loan amount outstanding, and

     (c) exercise all of our rights under the mortgage to sell, appropriate or otherwise deal with the mortgaged property, undertake any other action authorised by this Agreement or by law; and

     (d) to provide any instruction to a sponsoring participant necessary to give effect to any dealings;

     and use the proceeds from any such actions to pay and repay the total loan amount outstanding.

13.3 We need not give you, the guarantor or any other person any notice before we take any of the actions described in clause 13.2 above.

13.4 If a default relates or is attributable to a specific loan, we may, in our absolute discretion exercise our rights under this clause 13 in respect of that loan only and the related mortgage and mortgaged property.

     GUARANTEE AND INDEMNITY

14.  GUARANTEE

14.1 The guarantor unconditionally and irrevocably guarantees the payment to us of the guaranteed money.

14.2 If you do not pay the guaranteed money on time and in accordance with the terms of this Agreement, the guarantor agrees to pay the guaranteed money to us on demand from us.

14.3 We need not make a demand upon you to pay us or take action to enforce our rights against you before we claim from the guarantor.

14.4 The guarantor gives a mortgage, makes the same declarations and enters into the same agreement with us as if the guarantor was named in clause 10 "Mortgage" and clause 17 "Declarations and Undertakings" instead of you.

14.5 The guarantee in this clause is a continuing obligation and extends to all of the guaranteed money.

15.  INDEMNITY

15.1 The guarantor unconditionally and irrevocably indemnifies us and must therefore pay us on demand for any loss or costs we suffer or incur if:

     (a) you do not, are not obliged to, or are unable to, pay us the guaranteed money in accordance with this Agreement; or

     (b) the guarantor is not obliged to pay us an amount under clause 14 above; or

     (c) we are obliged, or we agree, to pay an amount to a trustee in bankruptcy, liquidator or controller (as defined in the Corporations Law) (or to a bankrupt person or insolvent company) in connection with a payment by the guarantor or you. (For example, we may have to or may agree to pay interest on the amount).

     ACKNOWLEDGEMENT

15.2 The guarantor acknowledges that it is responsible for making itself aware of your financial position.

15.3 The indemnity in this clause 15 is a continuing obligation, independent of the guarantor's other obligations under this Agreement. It continues even after those obligations end. It is not necessary for us to incur expenses or make payment before enforcing a right of indemnity conferred by this guarantee and indemnity.

16.  OUR RIGHTS ARE PROTECTED

16.1 Rights given to us under this guarantee and indemnity and the guarantor's liability under it are not affected by any act or omission by us or anything else that might otherwise affect them under Law.

16.2 Under law, a trustee in bankruptcy, a liquidator or a controller (as defined in the Corporations Law) may ask us to refund a payment we have received in connection with this Agreement or guaranteed money. To the extent that we are obliged, or agree, to make a refund, we may treat the payment as if it had not been made to us. We are then entitled to our rights against the guarantor under this guarantee and indemnity as if the payment had not been made. This applies despite anything in this guarantee and indemnity or the fact that the guarantor may have ended it.

16.3 The guarantor must pay all amounts due under the guarantee and indemnity in full without setting off amounts the guarantor believes we owe to you or to the guarantor and without counterclaiming amounts from us.

16.4 All payments the guarantor makes must also be free of any withholding or deduction for taxes, unless the law prevents this.

16.5 We may set off any money we owe the guarantor against any money the guarantor owes us under the guarantee and indemnity in this Agreement.

17.  DECLARATIONS AND UNDERTAKINGS

17.1 You, and the guarantor (if any), declare that:

     (a) you solely own the mortgaged property held by you (or by another for you), and that no one else has any rights affecting the mortgaged property (such as other mortgages or the rights of a beneficiary under a trust) other than those agreed to in writing by us; and

     (b) all the information you have given us is correct and not misleading; and

     (c) you have not withheld any information that might have caused us not to enter into this Agreement; and

     (d) you (and no other person) breach any law or any obligation to another person by entering into or becoming bound by this Agreement;

     (e) your obligations under this Agreement are valid and binding and you benefit by entering into this Agreement;

     (f) any securities forming part of the mortgaged property are fully paid up and the transfer is not subject to any restriction under any constituent documents of the securities or their issuer or under the Business Rules;

     (g) you do not hold any interest in the mortgaged property as trustee or agent unless you have provided us with the details of the trust; and

     (h) you will use all of the money lent to you by us under this Agreement wholly or predominantly for business or investment purposes. You acknowledge that by making this declaration you may lose your protection under the Consumer Credit Code; and

     (i) you have and will rely on your own judgment and have not and will not rely on any statements or representations made by us; and

     (j) you have taken such independent financial and legal advice as you think fit prior to entering into this Agreement; and

     (k) you have full legal capacity and power to enter into this Agreement.

17.2 Each of the declarations made in this clause 17 continue and you must tell us promptly if anything has happened which prevents you from repeating any one or more of the declarations at any time.

17.3 You, and the guarantor (if any), agree to:

     (a)  promptly give us any information or documents we request; and

     (b) promptly tell us if there is a default or if it is reasonably likely that a default will occur in the foreseeable future; and

     (c) do everything (such as obtaining consents, finding and producing documents, producing receipts and getting documents completed and signed) to bind you and your successors to this Agreement and try your best to get other people to bind themselves and others to this Agreement as needed and if we ask them;

     (d) tell us of any change of the information contained in the Application Form; and

     (e) make sure that any new or existing director of you (if you are a company) promptly enters into this Agreement if we ask, or

     (f) not to do or admit to do anything or knowingly permit or cause anything to be done or omitted which could mean that the mortgaged property is likely to become lessened in value or prejudicially affected.

18.  TRUSTEE DECLARATIONS AND UNDERTAKINGS

18.1 If you or the guarantor is a trustee of a trust and make this Agreement in that capacity, then you and the guarantor declare that:

     (a) you are the only trustee of the trust, the trust has been properly constituted and the trust deed is valid and enforceable;

     (b) no action has been taken or proposed to remove you as trustee or to appoint additional or alternative trustees; and

     (c) you have given us true (ie complete and up to date) copies of the trust deed and other documents relating to the trust which contain all the terms of the trust;

     (d) all necessary resolutions have been duly passed and all consents, approvals and other procedural matters have been obtained or attended to as required by the trust deed; and

     (e) you have the power to enter into this Agreement, to perform your obligations under this Agreement and to allow them to be enforced; and

     (f) you have entered into this Agreement in your personal capacity and also as trustee, and for the benefit of the beneficiaries; and

     (g) you have the right to be indemnified out of the trust fund for all of the obligations you incur under this Agreement and the trust fund is sufficient to cover your right of indemnity;

     (h) no action has been taken or proposed to terminate the trust or revoke any of your powers and (so far as you are aware) no one intends to take any such action; and

     (i) our rights under this Agreement have priority over the interests of the beneficiaries; and

     (j) no property of the trust been resettled or satisfied or transferred to any other trust or trusts;

     (k) any securities which are purported to be secured to us under the mortgage contemplated by this Agreement will be the property of the trust.

18.2 Each of the declarations named in clause 18.1 above continue after you and the guarantor make this Agreement. You must tell us immediately if anything has happened which prevents you or the guarantor from repeating any one or more of those declarations at anytime.

18.3 You and the guarantor agree:

     (a) to exercise your right of indemnity from the trust fund and beneficiaries if you need to in order to meet your obligations under this Agreement; and

     (b)  do everything you have to do as trustee of the trust; and

     (c) not do anything which may negatively effect your obligations to us as trustee of the trust; and

     (d)  ensure that, unless we agree in writing:

          (i)  the trust is not terminated; and

          (ii) you do not retire or cease to act; and

          (iii) you are not replaced or removed and no new trustee is appointed; and

          (iv) the terms of the trust deed are not otherwise varied.

18.4 If we request you or the guarantor to execute any documents or to do any act in the future, it must do so, if it is for the purpose of further or more perfectly:

     (a)  mortgaging the mortgage property to us; or

     (b) registering us (or SSB Nominees) as the registered holder of the mortgaged property; or

     (c) securing the fulfillment of yours or the guarantors declarations, undertakings or obligations under this Agreement: or

     (d) granting to us the rights and powers that this Agreement is intended and purports to grant to us.

19.  CERTIFICATION

     CERTIFICATED SECURITIES

19.1 If the mortgage property includes certificated securities you must appoint SSB Nominees to hold them as your nominee on the nominee terms in clause 21. We may act an your behalf to initiate a conversion of certificated securities to uncertificated securities if possible. You appoint us as agent to act on your behalf for this purpose.

     UNCERTIFICATED SECURITIES

19.2 You must ensure that:

     (a)  these securities are registered in your name; and

     (b) we are maintained as sponsoring participant in respect of those securities under the CHESS sponsorship agreement.

20.  SPONSORSHIP

20.1 You agree to appoint and to maintain us as your sponsoring participant under the CHESS Sponsorship Agreement.

20.2 You must not provide us with any instructions that are inconsistent with this Agreement.

20.3 You must not terminate our appointment as sponsoring participant without our written consent.

20.4 If a loan is used to subscribe for an issue of uncertificated securities, then you must require those securities be vested upon issue in your name subject to the sponsorship agreement.

20.5 We are authorised to lend any securities held by you subject to the sponsorship agreement to any person under a securities lending arrangement, without giving you notice or requesting your consent. You are not entitled to the benefit of any commission or benefit that arises from the securities lending arrangement.

21.  NOMINEE

21.1 You agree to appoint and to maintain the appointment of SSB Nominees for the purpose of this Agreement.

21.2 You must, upon request from SSB Nominees, pay all the costs, fees, Taxes, losses, damages and liabilities incurred by SSB Nominees for acting in accordance with the Agreement.

21.3 You do not have to pay any amount resulting from the fraud or gross negligence of SSB Nominees.

21.4 SSB Nominees may apply any money held by it as your nominee in or towards satisfaction of any amount owing by you to us or SSB Nominees.

21.5 You, and the guarantor, indemnify SSB Nominees against, and must therefore pay SSB Nominees on demand, all loss or costs suffered or incurred as a result of it acting is your nominee except when such loss or costs are caused by the fraud or gross negligence of SSB Nominees.

21.6 As SSB Nominee is a related entity, we may substitute any other related entity as nominee without prior notice to you. Any other termination of SSB Nominees' appointment and the appointment of another person as nominee requires our prior written consent.

21.7 You must not provide any instructions to SSB Nominees that are inconsistent with this Agreement. You may terminate SSB Nominees appointment as your nominee on or after the loan amount outstanding has been paid in full and the mortgage has been released and discharged in accordance with this Agreement, by giving SSB Nominees written notice of that termination.

21.8 Termination of SSB Nominees appointment does not affect any rights or obligations accrued to the time of termination.

22.  COSTS AND COMMISSIONS

22.1 When we ask, you and the guarantor must pay us for:

     (a) all costs in connection with the negotiation, stamping, registration, variation or discharge of this Agreement; and

     (b) the drawing, engrossing, execution and service of any demand or notice given by us; and

     (c) your performance or observance (or default of performance or observance) of this Agreement; and

     (d) all costs in connection with any Taxes we have to pay in connection with this Agreement when the transaction contemplated by his Agreement or any instrument entered into as a result of this Agreement; and

     (e) our costs in responding to any enquiry about you from any authority; and

     (f)  any increase in our costs of supplying the loan amount to you.

22.2 If we agree, some or all of the costs and taxes payable under this clause may be funded by a loan.

23.  INDEMNITY

23.1 You and the guarantor indemnify us against, and must therefore pay us on demand, all loss or costs suffered or incurred as a result of:

     (a)  the occurrence of any default;

     (b) our entering into and performing our obligations under this Agreement;

     (c) any inaccuracy in or breach of any of the representations, warranties, declarations or undertakings that you or the guarantor give;

     (d) our entry into any hedging or option arrangements to preserve the value of the mortgaged property after you or the guarantor become subject to a moratorium on the payment of your debts or an administrator is appointed;

     (e) any omission made by you or the guarantor in any certificate or declaration delivered or any oral or written statement made by you or the guarantor, whether prior to entering into this Agreement or pursuant to any of the terms of it;

     (f)  the Loan being repaid on any date other than its maturity date;
          or

     (g) any other amount under this Agreement not being paid on its due date.

23.2 The indemnities in this Agreement are continuing obligations, independent of your other obligations or the guarantor's obligations under this Agreement. They continue after we release the mortgaged property. It is not necessary for us to incur expense or make payment before enforcing a right of indemnity conferred by this Agreement.

24.  HEDGING

24.1 You acknowledge that we may hedge any liability or risk we have or might have under the terms of this Agreement by entering into options, futures or any other hedging instrument or transaction over the securities in your portfolio.

24.2 If we have any right, interest in or entitlement to any security or new right as a result of clause 24.1 above, we:

     (a) hold that right interest or entitlement and any deposit derived from it on our own behalf, and not for you or on your behalf;

     (b) can deal with that right, interest or entitlement and any profits derived from it according to out discretion; and

     (c) are under no duty to account to you in relation to that right, interest or entitlement or any deposits derived from it.

25.  MISCELLANEOUS

     HOW WE MAY EXERCISE OUR RIGHTS

25.1 We may exercise our right or remedy or give or refuse our consent in any way that we consider appropriate including by imposing conditions and without giving you or the guarantor any reasons for our actions.

25.2 If we do not exercise a right or remedy fully or at a given time, we can still exercise it later. Our rights and remedies under this Agreement are in addition to other rights and remedies provided by law. We may enforce our rights and remedies in any order that we choose.

25.3 We are not liable for loss caused by the exercise or attempted exercise of, failure to exercise or delay in exercising a right or remedy, whether or not caused by our negligence.

25.4 The rights and powers granted to us, or our officers, agents or employees under statute or at general law can only operate to enhance those contained in this Agreement, not to diminish or to curtail them.

     ASSIGNMENT

25.5 We may assign our right under this Agreement, without giving you or the guarantor notice. You and the guarantor agree that we may disclose any information or documents we consider necessary to help us exercise this right.

25.6 Your rights are personal to you and the guarantor and may not be assigned without our written consent.

     TELEPHONE RECORDING

25.7 We (or SSB Nominees) can record yours and the guarantor's telephone conversation with us (or SSB Nominees) and may use these recordings as we see fit.

25.8 We (or SSB Nominees) may keep the recordings for as long as we wish.

     AUTHORISED REPRESENTATIVES

25.9 You may give us notice of any person authorised to give us instructions or to receive notices from us or to do anything that you and the guarantor are entitled to do under the Agreement. You must provide us with a name and specimen signatures of any such persons that are authorised.

25.10 By agreeing to become a guarantor under this Agreement, the guarantor appoints you its authorised representative to give us instructions and to receive notice from us or to do anything that you and the guarantor are entitled to do under the Agreement.

25.11 If you want to change or remove your authorised representative, the revocation is effective only when it is given to us in writing.

25.12 If you are a company, then unless you tell us otherwise, we will assume that you will authorise your directors and secretaries jointly and each of them severally to act as your authorised representatives.

25.13 You are bound by anything we do relying on instructions we receive from your authorised representative or the guarantor.

     CONFIDENTIALITY

25.14 We may share all the information you give us or that we collect about you in connection with the agreement with the following people:

     (a)  a related body corporate; and

     (b)  a corporation that enters into financial arrangements with us;
          and

     (c) any party to this Agreement, any authorised representative and any broker for you or the guarantor; and

     (d) any person, if required, or allowed by law or by stock exchange or required by the constituent documents of any entity
          (securities in or of which comprise the mortgaged property); and

     (e) any person in connection with the establishment and the operation of the loan.

     NOTICES

25.15 Notice, certificates, consents and other communications in connection with this Agreement must be in writing unless otherwise specified.

25.16 Communications may be:

     (a)  left at the address last notified; or

     (b)  sent by mail to the address last notified; or

     (c)  sent by fax to the fax number last notified; or

     (d) sent by electronic message system or given by any other means permitted by law.

25.17 Communications take effect from the time they are received unless a later time is specified in them. Communications sent by post are taken to be received 5 business days after they are posted if sent to an address within Australia and 10 business days after they are posted if sent to an address outside Australia. Communications that are left at an address are taken to have been received on the day that they are left at that address.

25.18 Communications that are sent by a fax machine that produces a transmission report are taken to be received at the time the transmitting machine produces a report that indicates that the communication was sent to the recipient's fax machine.

     OUR CERTIFICATE

25.19 We may give you or the guarantor a certificate signed by us or our lawyers about a matter or about an amount payable in connection with this Agreement. This certificate is sufficient evidence of the matter or amount unless it is proved to be incorrect.

     WAIVER AND INCONSISTENCY

25.20 A provision under this Agreement or right created under it may not be waived or varied except in writing signed by the party or parties to be bound.

25.21 The provisions of this Agreement prevail to the extent that they are inconsistent with any law and prevail over any drawdown terms or any notices or instructions under this Agreement.

     JOINT AND SEPARATE LIABILITY

25.22 If there is more than one of you, you are liable for all your obligations under this Agreement, both separately and jointly. This means that your obligations apply to each of you individually and to any two or more of your together.

25.23 This also means that any one or more of you may exercise rights in relation to this Agreement on behalf of all of you and the rest of you will also be bound.

25.24 If we deal with any one of you, we will be taken to have dealt with all of you.

25.25 Joint and separate liability applies to the guarantor also.

26.  POWER OF ATTORNEY

26.1 Both you and the guarantor irrevocably appoint us, SSB Nominees and each authorised officer of us and SSB Nominees separately as its attorney.

26.2 If we ask, you or the guarantor must formally approve anything that an attorney does.

26.3 Each attorney may:

     (a) do anything which you as owner of the mortgaged property can do or which you or the guarantor is obliged to do under this Agreement (including completing blanks in this Agreement, executing deeds, selling, assigning or otherwise dealing with the mortgaged property, commencing, conducting and defending legal proceedings, signing any off market share transfer, or authorising, instructing or requesting the amendment of your or the guarantors details as necessary; and

     (b)  delegate your powers (and revoke a delegation); and

     (c) exercise your powers even if this involves a conflict in duty or you have a personal interest in doing so.

27.  LIMITATION OF OBLIGATIONS RECOVERABLE UNDER THE MORTGAGE

27.1 This clause applies whether you are a company or any other person.

27.2 Notwithstanding any other provision in the facility terms, the total amount secured by and ultimately recoverable under the mortgage will be the amount specified in the schedule applicable to your margin lending facility which will be completed prior to or at the same time as execution of this margin lending facility agreement.

28.  MAXIMUM PROSPECTIVE LIABILITY

28.1 This clause applies only if you are a company.

28.2 For the purpose only of establishing priorities, in accordance with section 282 of the Corporations Law, between the mortgage and any other mortgage(or other security interest) granted by you to any person in respect of the mortgaged property, and without affecting any of your obligations or any of SSB's rights under the mortgage, the prospective liabilities secured by the mortgage include, without limitation, the amount which is from time to time the limit of the amount secured by the mortgage under clause 27.

28.3 If the limit on the amount secured by the mortgage is increased at any time, SSB may lodge a notice under section 268(2) of the Corporations Law on your behalf and the maximum prospective liability shall be deemed to have been increased accordingly.

29.  APPLICABLE LAW

29.1 This agreement is governed by the law in force in New South Wales. Each party submits to the non-exclusive jurisdiction of the Courts of New South Wales.

     The  Schedule

     Date of Agreement                     19 September 2000
     FIRST APPLICANT/GUARANTOR
     Name                                  Trefoil International III, SPRL
     ACN (if company)                      N/A
     Address                               Avenue De Cortenberg 75,
                                           1000 Brussels, Belgium
     Postcode
     Telephone & facsimile                 (818) 973 4225/(818) 845 4675

     SECOND APPLICANT/GUARANTOR (if applicable)
     Name                                  _____________________________
     ACN (if company)                      _____________________________
     Address                               _____________________________
                                           _____________________________
     Postcode                              _____________________________
     Telephone & facsimile

     Maximum prospective liability         $ 300,000,000 (total amount secured)

     This is a specimen agreement. The binding agreement will be executed by an attorney appointed in accordance with the power of attorney in this agreement.

CHESS SPONSORSHIP AGREEMENT

WHAT IS CHESS?

1. CHESS is a system of registering securities on computer. It is operated by the securities clearing house under the SCH business rules. Instead of receiving a share certificate, you receive a holding statement.

     Only certain categories of people may control securities on CHESS (we fall within one of these categories). Other people who have securities on CHESS need their holding "sponsored" by a "controlling participant" for the purposes of CHESS. This agreement relates to your appointment of us as your "controlling participant".

OUR AUTHORITY AND OBLIGATIONS

2. You appoint us as your "controlling participant" for the purposes of CHESS with respect to your holding of the mortgaged property. You authorise us as your agent to do any act under CHESS relating to your holding.

3. Subject to clause 27, we will not initiate any transfer or conversion into or out of your holding sponsored under this agreement without your express authority.

4. Subject to clause 5, we are not obliged to transfer securities into your holding until payment is received for those securities.

5. If we demand that you pay for securities, but the contract for the purchase of those securities remains unpaid, we may sell those securities at your risk and expense (including any brokerage and stamp duty).

6. If we claim that you have not paid us an amount lawfully owed to us, we can refuse to comply with your withdrawal instructions (but only to the extent necessary to retain in your holding sponsored under this agreement securities with a value equal to 120% of the current market value of the amount claimed).

7. Subject to clauses 5, 6 and 27, we will initiate any transfer, conversion or other action necessary to give effect to withdrawal instructions within the scheduled time.

ACKNOWLEDGEMENTS BY YOU

8.   You acknowledge that:

     (a) before you signed this agreement you read this agreement and that you understood the effect of this agreement; and

     (b) if you die or become bankrupt, a holder record lock will be applied to all your holdings sponsored under this agreement in accordance with rule 11.2 of the SCH business rules (unless your legally appointed representative or trustee elects to remove those holdings from the CHESS subregister); and

     (c) if you die, this agreement is deemed to remain in operation in respect of the legally appointed representative authorised to administer your estate for a period of up to three calendar months after the removal of the holder record lock pursuant to rule 11.6.6 of the SCH business rules (unless your legally appointed representative elects to remove the holdings sponsored under this agreement from the CHESS subregister).

9.   If you are a joint holder, you also acknowledge that:

     (a) if one of the joint holders dies, all holdings under the joint holder record shall be transferred into new holdings under a new holder record in the name of the surviving holdings (this agreement remains valid for the new holdings under the new holder record); and

     (b)  if one of you becomes bankrupt, we will:

          (i) establish a new holder record in the name of the one of you that is bankrupt, transfer that person's interest into new holdings under the new holder record and request the securities clearing house to apply a holder record lock to all holdings under that holder record (unless the legally appointed representative of the bankrupt holder elects to remove the holdings from the CHESS subregister); and

          (ii) establish a new holder record in the names of the other joint holders and transfer their interest into new holdings under the new holder record.

SECURITY, OTHER INTERESTS AND SUB-POSITIONS

10. If you tell us that securities are to be lodged with Options Clearing House Pty Limited as cover for written positions in the Australian options market, you authorise us to take whatever action is required by Options Clearing House Pty Limited or the SCH business rules to give effect to that cover.

11. If you tell us that a charge or other interest in securities has been or is to be given to a person, then you authorise us to take whatever action is required by that person in accordance with the SCH business rules to give effect to or record that interest.

12. We may take steps to create a sub-position over your holding in the circumstances contemplated by clauses 10 or 11. We may also create a sub position if you consent. If we do this, your ability to transfer, convert or otherwise deal with the securities will be restricted in accordance with the SCH business rules.

INFORMATION

13. You must promptly give us any information or documents we ask for to enable us to:

     (a) perform our obligations or to act as your "controlling participant" or agent under this agreement; or

     (b) comply with the requirements of the securities clearing house or the SCH business rules.

14.  Information or documents you give us may be disclosed:

     (a)  to any person for these purposes;

     (b) if required by any regulatory authority (including the securities clearing house) or if allowed or required by law; or

     (c)  to our officers, employees, advisers and agents; or

     (d)  if you consent; or

     (e)  to enable us to enforce our rights.

FEES AND INDEMNITIES

15. You must pay us the fees notified by us to you from time to time in connection with these sponsorship arrangements.

16. You indemnify us against, and you must therefore pay us on demand for, liability, loss or costs (including consequential or economic loss) we suffer or incur:

     (a) in connection with us performing our obligations under this agreement; or

     (b) in connection with us acting as your "controlling participant" or agent for the purposes of CHESS; or

     (c) if you do something you agree not to do, or don't do something you agree to do, under this agreement.

17. You must pay us these amounts when we ask. We can also debit any of these amounts to any account you have with us even if we do not expressly ask you to pay us.

     The indemnity in clause 16 is a continuing obligation, independent of your other obligations to us. It continues even after this agreement is terminated. It is not necessary for us to incur expense or make payment before enforcing a right of indemnity conferred by this agreement.

SUSPENSION FROM CHESS

18. If we are suspended from CHESS participation, then (subject to the assertion by our liquidator, receiver, administrator or trustee of an interest in securities controlled by us) you may within 20 business days of the securities clearing house giving notice of the suspension give a notice to the securities clearing house requesting that your holdings sponsored under this agreement be removed either:

     (a)  from the CHESS subregister; or

     (b) from our control to the control of another broker with whom you have entered into a valid sponsorship agreement pursuant to rule
          19.5.3 of the SCH business rules.

     If you do not give the securities clearing house such a notice, the securities clearing house may change your CHESS sponsor under rule
     19.5.4 of the SCH business rules, in which case you will be deemed to have entered into a new sponsorship agreement with the substitute broker on the same terms as this agreement.

COMPLAINT PROCEDURES

19. If you make a claim for compensation, our ability to satisfy that claim will depend upon our financial circumstances.

20. You may make a claim on the national guarantee fund in the circumstances specified under part 7.10 of the Corporations Law.

21. If we breach this agreement, you may refer that breach to any regulatory authority, including the securities clearing house.

TERMINATION

22.  This agreement is terminated if:

     (a) either party notifies the other in writing that it wants to terminate this agreement (in which case this agreement is terminated from the time the notice is received unless a later time is specified in the notice);

     (b)  if we become insolvent;

     (c) if our participation as a broker in CHESS is terminated or suspended.

23. The termination of this agreement does not affect any rights or obligations that have accrued before that time.

BUSINESS RULES

24. This agreement is subject to the SCH business rules. You must not do anything that would prevent or hinder us from complying with our obligations under the SCH business rules.

25. If this agreement is inconsistent with the SCH business rules, the SCH business rules prevail to the extent of the inconsistency.

MORTGAGE

26. You have given a mortgage over your sponsored holding of mortgaged property to us.

27.  You acknowledge that:

     (a) your rights under this CHESS sponsorship agreement are subject to SSB's rights under that mortgage; and

     (b) before acting on your instructions, we must obtain SSB's consent (as mortgagee); and

     (c) we must act in accordance with any instructions given to us by SSB (as mortgagee), even if they contradict instructions that you have given or will give later; and

     (d) we are under no duty to enquire whether SSB (as mortgagee) may validly give any consent or instruction and you may not challenge the validity of those instructions or any action taken by us in accordance with those instructions; and

     (e) our appointment under clause 2, for the purpose of securing the performance of your obligations under the mortgage is irrevocable until SSB executes a release of the mortgage or otherwise consents in writing.

MISCELLANEOUS

NOTICES AND OTHER COMMUNICATIONS

28. Unless otherwise required or permitted by us or by the SCH business rules, notices and other communications must be in writing. Written notices or other communications may be:

     (a) sent or faxed to the address or fax number last notifed (which at the date of this agreement is the address or fax number in the Details); or

     (b) left at, or sent by courier or post to, (in the case of a company) the company's head office or principal place of business or (in the case of an individual) the individual's place of residence or business last known to the person sending the document.

     They take effect from the time received unless a later time is specified in them. If sent by post, they are taken to be received on the second business day after a correctly addressed and stamped envelope is posted. If sent by courier, they are taken to be received when delivered to the correct address. If sent by fax, they are taken to be received when the sender's fax machine indicates a successful transmission to the correct fax number.

WAIVER AND VARIATION

29. We can vary this agreement by giving you written notice of the variation. We will give you:

     (a) at least 7 business days' notice of the variation if the variation is, in our reasonable opinion, to remove any inconsistency between this agreement and the SCH business rules; and

     (b)  at least 20 business days' notice in other cases.

30. Subject to clause 29, a provision of this agreement, or a right created under it, may not be waived or varied except in writing signed by the party or parties to be bound.

APPLICABLE LAW

31. This agreement is governed by the laws in force in New South Wales. You and we submit to the non-exclusive jurisdiction of the courts of New South Wales.

TERMS OF BUSINESS

The following terms and conditions ("these Terms") will apply to all services provided by SSB to Margin Lending - Execution Only or Financial Adviser Clients. Any order placed by you with SSB will constitute assent by you to be bound by these Terms. Any additional or different Terms stipulated by you or set out in any communication from you will not be effective or binding upon SSB unless agreed by you and SSB in writing. If there is any inconsistency between these Terms and the terms and conditions in the Margin Lending Facility Agreement, the terms and conditions in the Margin Lending Facility Agreement will prevail.

1.   DEFINITIONS.

     For the purposes of these Terms:

     "ASX Business Rules" means the Business Rule of the ASX.

     "contract note" means any contract not issued by SSB on execution of an order.

     "options contract" has the meaning give to that term in the ASX Business Rules.

     "order" means any order placed by you with SSB to purchase or sell or otherwise deal in securities.

     "SCH" means ASX Settlement and Transfer Corporation Pty Ltd ACN 008
     504 532.

     "services" means any services provided by SSB to you including, but not limited to, those services set out in clause 2.1.

     "transaction" means a transaction formed on execution of an order.

2.   SALOMON SMITH BARNEY SERVICES.

2.1 SSB will provide you with dealing services together with related research in relation to the following investments:

     (a)  shares in Australian companies;

     (b) debentures, stocks, bonds or other debt instruments, issued or proposed to be issued by a government, public agency or body corporate;

     (c)  warrants over investments falling within (a) and (b) above;

     (d) unit trusts and other prescribed interests whether offered in Australia or elsewhere; and

     (e) derivatives and other products traded on markets operated by the ASX.

2.2  SSB may also provide other services if agreed between you and SSB.

2.3 Nothing in these Terms will limit or restrict the right of SSB, or any of its officers, directors or employees or persons otherwise associated with SSB, to engage in the provision of services of a similar nature to the services or, subject to the Corporations Law, to act as principal in any dealing in securities.

3.   EXECUTION

3.1 Each order executed by SSB on your behalf will be transacted in accordance with, and SSB and you will be bound by, the Corporations Law, the ASX Business Rules and the SCH Business Rules and the procedures, customs, usages and practices of the ASX and its related entities as amended from time to time, which are applicable to the order.

3.2 In executing any order placed by you with SSB, you acknowledge that SSB will be your agent.

3.3 You may, either orally or in writing, give instructions to SSB to deal in securities on your behalf, SSB reserves the right to refuse to accept any order in its absolute discretion where it is not satisfied that the individual placing the order has appropriate authority or for any other reason.

3.4 SSB will not be responsible for confirming the receipt of instructions or verifying the authenticity of your instructions. If a conflict occurs between your records and SSB's records regarding the substance of your instructions, SSB's records will prevail.

3.5 SSB will endeavor to provide best execution in relation to each transaction.

3.6 Subject to the provisions of the ASX Business Rules, you acknowledge that SSB may from time to time allocate a sale or purchase of securities for its own account or its associates when it has an unexecuted order on the same Terms for those securities from you.

4.   SALOMON SMITH BARNEY'S CHARGES

4.1  You agree to pay SSB on demand:

     (a)  SSB's charges with respect to the execution of orders:

          (i)  applicable at the time of execution; or

          (ii) if such charges are the subject of a separate agreement between SSB and you, in accordance with that agreement;

     (b) all stamp duty, duties and taxes payable on that agreement or in connection with the execution of orders or on transactions on your behalf;

     (c) all amounts incurred by SSB as a result of your default under these Terms, the Corporations Law, the ASX Business Rules, the SCH Business Rules or otherwise including, but not limited to, all legal costs and expenses on a full indemnity basis; and

     (d) interest on any unpaid amount required to be paid under these Terms for the period that the amount remains unpaid at a rate per annum equal to the rate which is 2% above the Commonwealth Bank of Australia's reference rate published from time to time by the Commonwealth Bank of Australia or any rate substituted for that rate.

4.2 You agree that all amounts due to SSB under clause 4.1 may be deducted from any funds held by SSB on your behalf or, at your discretion, will be paid by you as stated in any contract note.

5.   YOUR MONEY

5.1 In accordance with the Corporation Law and the ASX Business Rules, any funds received by SSB on your behalf will be held in trust.

5.2 Should you require SSB to place money on deposit for you, you agree to provide SSB with your written confirmation of that instruction and your acknowledgement that such money is not covered by the trust provisions of the Corporations Law or the ASX Business Rules.

6.   SETTLEMENT

6.1 You agree to settle your accounts with SSB by the time and date shown on the contract note or as otherwise directed by SSB and for that purpose you will deliver to SSB:

     (a) funds to cover any payment due or any payment that will be due between the date of placing your order and any of the days immediately preceding the date shown on the contract note (in either case the funds required to be delivered are to "due" for the purposes of these Terms); or

     (b) any documents required by SSB (including instruments or documents of title for securities) (the "Documents")

6.2 If you fail to make payment to SSB by the due date shown on the contract note, SSB, after notifying you and at SSB's discretion, has a general lien over and power to sell or realise any securities which SSB holds or has agreed to purchase for you.

6.3 If you fail to deliver the Documents to SSB on demand or by the due date shown on the contract note, SSB, after notifying you and at SSB's discretion, has power to purchase equivalent securities at your expense to make good your default.

6.4 You indemnify SSB with respect to any loss, costs, charges or expenses suffered or incurred by SSB as a result of your failure to make any payment or deliver the Documents to SSB in accordance with these Terms or any contract note.

7.   RIGHTS ISSUES, TAKEOVERS, ETC

7.1 Where SSB through SSB Nominees, holds securities on your behalf SSB will so far as practicable be responsible for:

     (a)  taking up any rights;

     (b)  exercising any conversion or subscription of rights;

     (c)  dealing with takeovers or other capital reconstructions;

     (d)  exercising voting rights; and

     (e)  any other necessary action

     relating to the securities, provided that SSB has received written instructions from you regarding those investments (together where appropriate with sufficient funds to cover any payments due) no later than 5pm on the second business day preceding either the last date for accepting an offer or lodging a form of proxy to exercise voting rights or the payment date, as the case may be.

7.2 Where investments are in the course of settlement SSB will so far as is practicable be responsible for taking up rights attributed thereto provided that SSB has received written instructions from you regarding those investments (together where appropriate with sufficient funds to cover any payment due) no later than 5pm on the second business day preceding the required payment date.

8.   DIVIDENDS

8.1 Where SSB purchases securities on your behalf and a dividend is subsequently declared or payable on those securities, you agree that the dividend will take the form of a cash payment unless you have already provided SSB with alternative written instructions, no later than 5pm on the second business day preceding the date on which a contrary declaration would be required.

8.2 You agree that dividends may not be paid to you without any tax deduction whether in the form of a cash payment or otherwise unless you provide SSB with your tax file number.

8.3 Where SSB sells securities cum dividend, cum interest or cum capital return, on your behalf and you have previously elected to receive the dividend, interest or capital return otherwise than in cash, and the securities are not transferred to the purchaser prior to the closing date for entitlement to the dividend, interest or capital return, SSB will credit a sum equal to the amount of the dividend, interest or capital return to the purchasers and you agree to pay that sum to SSB.

9.   RIGHT TO RETAIN YOUR FUNDS

9.1 SSB is entitled to retain any securities or sums due to you pending settlement of any liability (whether present or deferred) that you may have to SSB and to set off sums due to SSB against amounts which SSB holds for you in any account.

10.  FINANCIAL ADIVSER CLIENT

10.1 If you are a client of a financial adviser you acknowledge and agree that:

     (a) orders placed with SSB will be carried out on an execution only basis and SSB will not provide you with any advice or recommendations relating to the merits of any securities;

     (b) your financial adviser (not SSB) is responsible for making securities recommendations to you and your adviser is required to obtain information concerning your investment objections, financial situation and particular needs to ensure that he/she has a reasonable basis for recommendations made to you;

     (c) any advice or recommendations provided by SSB will be made only to your financial adviser who will assess the suitability of such advice or investment recommendations based on your investment objectives, financial situation and particular needs.

11.  CONFIDENTIALITY

11.1 SSB undertakes to keep all information received from you in connection with these Terms private and confidential, except to the extent that:

     (a)  you give your prior consent to its disclosure,

     (b) SSB is required to disclose information to the Australian securities & Investments Commission, the ASX or any other regulatory or governmental authority having jurisdiction over SSB; or

     (c) the disclosure is necessary to carry out SSB's obligations under these Terms.

11.2 SSB undertakes to use any information received from you in connection with these Terms only for the purpose which it was given and for your benefit.

12.  MATERIAL INTERESTS

12.1 You acknowledge that SSB, any of it officers or a related entity of SSB may have a material interest in, or conflict of duty in relation to, any order executed with or for you. You authorise SSB to execute orders on your behalf in situations of conflict of interest including, without limitation, where SSB is:

     (a) dealing as principal in the securities that are the subject of the order or providing services to other persons with interest in or proposing to acquire such securities;

     (b) dealing as agent on your behalf with a person connected with SSB or conducting a crossing by matching your order with the order of another party (who may be a person connected with SSB);

     (c) sponsoring or underwriting a new issue involving the securities that you are buying or selling; or

     (d)  holding a principal position in the securities concerned.

13.  Independence Policy

13.1 You acknowledge that SSB is not, in providing the services to you, obliged to use or disclose the information, whether or not unpublished and/or price sensitive, which is in the possession of any officer of SSB, another of SSB's business areas or of any related entity of SSB, in circumstances where the individuals processing your order are prevented from knowing or taking account of such information by reason of chinese walls or independence policies implemented by SSB.

14.  Authority

14.1 You represent, warrant and undertake to SSB that:

     (a) you are by your Constitution, deed of partnership, trust deed or other constitutional document, empowered to enter into these Terms with SSB; and

     (b) you will obtain and maintain in effect all necessary consents approvals or licenses required by any governmental or regulatory body applicable to each transaction entered into on your behalf by SSB and that you will comply with all applicable laws.

15.  CURRENCY

15.1 All currency exchange risks in respect of any transaction entered into on your behalf by SSB shall be borne by you. Any conversion from one currency to another required to be made for performing or enforcing any transaction may be effected by SSB in the manner and at the time as SSB may in its absolute discretion decide. SSB will take all reasonable steps to obtain the best exchange rate available.

16.  CHANGES

16.1 Where additional or different terms become binding on you and SSB, all orders placed thereafter shall be governed by these Terms as varied.

16.2 No amendment will affect any outstanding order or transaction or legal rights or obligations that may have arisen before the date of the variation.

17.  INDEMNITY

17.1 You Indemnify and agree to keep indemnified SSB and its employees, agents and representatives from and against all sums of money, actions, proceedings, suits, claims, demands, damages, costs, expenses and any other amounts whatsoever arising out of any default, whether by act or omission, of you under these Terms or any order or transaction or anything lawfully done by SSB in accordance with, pursuant or incidental to these Terms or any request by you or by reason of SSB complying with any direction, request or requirement of the ASX Business Rules, the Corporations Law, the SCH Business Rules or any regulatory authority.

18.  TERMINATION

18.1 Either party may terminate these Terms in accordance with the Margin Lending Facility Agreement only.

18.2 Termination of these Terms shall not affect the completion of transactions already initiated or any other rights or obligations arising prior to the date of termination.

19.  GOVERNING LAW

19.1 These Terms are governed by and construed in accordance with the law of New South Wales and the parties submit to the non-exclusive jurisdiction of the courts of New South Wales.

20.  GENERAL

20.1 EMPLOYEES PROTECTED.

     Every exemption from liability, defence or immunity available to SSB shall also be available to and extend to protect every one of its employees, agents or representatives. For the purposes of this clause 20.1, SSB shall be or shall be deemed to be acting as agent on behalf of its employees, agents or representatives.

20.2 SEVERABILITY

     Each part of these Terms is severable from the balance of these Terms and if any part of these Terms is illegal, void, invalid or unenforceable, then that will not effect the legality, effectiveness, validity or enforceability of the balance of these Terms.

20.3 TAPE RECORDING OF CONVERSATIONS

     You acknowledge that SSB may record telephone conversations between you and SSB. If there is a dispute these records may be used as evidence.

20.4 Joint Accounts

     If the account is opened in two or more names the liabilities of all parties are joint and several and SSB is under no obligation to inquire into or see to the application or disposition of the securities or money.

20.5 TIME OF ESSENCE

     Time is of the essence with respect to these Terms.

Additional Terms for ASX Derivative Products

21.  DEFINITIONS AND INTERPRETATIONS

21.1 "ASX Derivative Products" includes Exchange Traded Options, Share Ratios, LEPOs or any other ASX Derivative Product.

     "Exchange Traded Options" means options traded on the market of the ASX.

     "Exploratory Booklet" means the current explanatory booklet provided by the ASX for the relevant ASX Derivative Product.

     "OCH" means Options Clearing House Pty. Limited.

     "OCH Rules" means the Business Rules of the OCH.

21.2 Other Terms used in the following additional terms ("these Additional Terms") have the same meaning as in the Terms.

22.  MARGINS

22.1 You agree not to breach, either alone or in concert with others, the position or exercise limits referred to in the Explanatory Booklet.

22.2 You agree to observe the margin requirements as established pursuant to the OCH Rules.

22.3 You acknowledge SSB's right to close out any contract if you fail to deposit the required margin or make the required payments within 24 hours (in the case of cash covered written positions) or within 48 hours (in any other case) of SSB making the required payments or depositing the required margin with OCH, or as required by the OCH Rules.

22.4 You agree to maintain with SSB a deposit or bank guarantee for such sum as shall from time to time be determined by the board of the ASX, with respect to your dealings in ASX Derivative Products.

23.  OBLIGATIONS OF SALOMON SMITH BARNEY

23.1 Upon registration of a contract with OCH in the name of SSB, you acknowledge that SSB incurs obligations to OCH as principal, even though SSB may have entered into the contract on your behalf.

24.  YOUR RIGHTS

24.1 You acknowledge that any benefit or right obtained by SSB upon registration of a contract with OCH by novation of a contract under ASX Business Rule 10.5 or any other legal result of registration is personal to SSB and the benefit of that benefit, right or legal result does not pass to you. You have no rights, whether by way of subrogation or otherwise, against ASX or OCH in relation to any transaction by SSB in ASX Derivative Products.

25.  DEFAULT.

25.1 If:

     (a) you fail to pay, or provide security for, any amount payable to SSB;

     (b) you fail to complete, under ASX Business Rule 3.6, a contract for the transfer of underlying securities following the exercise of an Exchange Traded Option;

     (c) a guarantee lodged by you pursuant to the ASX Business Rules is withdrawn or become ineffective; or

     (d)  any other event occurs which constitutes a default,

     SSB may, in addition to any other rights which it may have against you, without giving prior notice to you, take any action, or refrain from taking action, which it considers reasonable in the circumstances in connection with open contracts registered in your account and, without limitation, SSB may:

     (a) enter into one or more transactions to effect the close out of one or more open contracts in accordance with ASX Business Rule 10.8;

     (b) exercise one or more Exchange Traded Options in accordance with ASX Business Rule 10.13.2.1; or

     (c) exercise any other rights conferred by the ASX Business Rules or the Terms of Business or perform any other obligations arising under the ASX Business Rules or the Terms of Business in respect of those open contracts, and you must account to SSB as if those actions were taken on your instructions and, without limitation, are liable for any deficiency and entitled to any surplus which may result.

26.  APPOINTMENT AS AGENT

26.1 You irrevocably appoint severally OCH and every director, manager and assistant manager for the time being of OCH, at the option of OCH, to do all acts and execute all documents on your behalf for the purpose of exercising the powers conferred on OCH under ASX Business Rule
     10.10 including, without limitation, the power to transfer or close out open contracts if you commit an event of default.

27.  RIGHT TO REFUSE TO DEAL

27.1 You acknowledge that SSB may at any time refuse to deal in or may limit dealings in, ASX Derivative Products for you. SSB will notify you of any refusal or limitation as soon as practicable.

28.  INCONSISTENCY

28.1 If the Board of ASX prescribes amended minimum terms for ASX Derivative Products for the purposes of the ASX Business Rules (the "New Terms"), to the extent of any inconsistency between these Terms and the New Terms, the New Terms will override these Additional Terms and apply as if you and SSB had entered into an agreement comprising the New Terms. SSB will provide you with a copy of the New Terms applicable to your trading in ASX Derivative Products.

29.  Non Professional Investors

29.1 If you are not a professional investor, SSB has provided you with a copy of the ASX Explanatory Booklet relevant to the particular ASX Derivative Product that you will be trading and the Risk Disclosure Statement in relation to ASX Derivative Products. You acknowledge that you have read and understood those documents.

ADDITIONAL TERMS OF BUSINESS FOR ASX WARRANTS

30.  About ASX Warrants

30.1 SSB has provided you with a copy of the ASX Explanatory Booklet entitled Warrants and you acknowledge that you have read a copy of the Explanatory Booklet.

30.2 You understand that neither ASX Derivatives nor Options Clearing House Pty Limited have any involvement whatsoever with Warrants.

30.3 You are aware that admission to trading status of a Warrant does not imply that the ASX or the National securities Exchanges Guarantee Corporation Limited gives any guarantee or warranty as to the viability of the Warrant-Issuer or Guarantor. You acknowledge that failure of the Warrant-Issuer or the Guarantor (if applicable) to fulfill their obligations does not give rise to a claim against the ASX, handling Member Organisations or the National securities Exchanges Guarantee Corporation Limited.

31.  Warrant Terms.

31.1 You aware that a Warrant has a limited life and cannot be traded after its expiry date.

31.2 You are aware that Warrants do not have standardised Terms of Issue and acknowledge that it is your responsibility to become aware of the Terms of Issue of any Warrant in which you choose to invest.

31.3 You are aware that Warrants may be subject to adjustments after their initial issue. You acknowledge that it is your responsibility to become aware of any adjustments which may have been made to any Warrant in which you choose to invest.

DEFINITIONS

These words and expressions have these special meanings in this agreement:

THIS AGREEMENT means this Agreement, any sponsorship agreement, the application form, power of attorney, any client agreement or any other document contemplated by and executed in connection with this Agreement.

APPLICATION FORM means the form for applying for a loan required by us from time to time.

APPROVED SECURITY means any share, stock, unit in a trust or other security that is notified to you by SSB as being aceptable to SSB for the purposes of the facility.

ASX means the Australian Stock Exchange Limited (ACN 008 624 691).

BANKRUPT MEANS BEING IN A STATE OF "BANKRUPTCY" AS THAT TERM IS DEFINED IN THE SCH BUSINESS RULES.

BUSINESS DAY means a week day in which the banks and the Australian Stock Exchange are open for business in Sydney.

CERTIFICATE means a share certificate or other document evidencing title for a security.

CERTIFICATED SECURITY means a security, title to which is evidenced by a certificate.

CHESS stands for Clearning House Electronic Subregister System and has the meaning in the SCH business rules. It is a system of registering securities on computer.

CHESS subregister has the meaning in the SCH business rules. Generally, it means that part of a register of securities that is administered by the securities clearing house.

CONVERSION has the meaning in the SCH business rules. Generally, it means the movement of securities from one holding on one subregister to another holding on another subregister without a change in legal ownership.

COSTS includes charges and expenses (including stamp duty and other government charges); and costs, charges and expenses in connection with legal and other advisers on a full indemnity basis.

DEFAULT means an event described in clause 13.

DRAWDOWN DATE means the date on which a loan is or is to be made available to you.

FACILITY means the loan facility provided to you by SSB subject to the facility terms if your application is approved by SSB.

FUTURE SECURITY means:

(a) securities that are acquired wholly or partly with the proceeds of the loan and which are registered in the name of SSB Nominees on your behalf or in your name in accordance with the Sponsorship Agreement; and

(b) securities which are registered in your name which after this Agreement have been executed, are identified in the register of members of the company, or other register of holders of such securities, by a holder identification number assigned by SSB Nominees in accordance with the Sponsorship Agreement; and

(c) securities that you transfer to us or to SSB Nominees after this Agreement was entered into, whether pursuant to the terms of this Agreement or otherwise; and

(d) securities which are issued to you pursuant to a dividend re investment plan attaching to mortgaged property securing a loan amount.

GUARANTEED MONEY means at any time in respect of a loan amount for which the guarantor has agreed to be a guarantor, the total loan amount outstanding at that time in respect of that loan (unless otherwise agreed between the guarantor and us).

GUARANTOR LIMITED RECOURSE FACILITY means a facility which is subject to clause 9.6 and which has been agreed by us in writing to be a guarantor limited recourse facility.

GUARANTOR means a person (if any) whose name is shown as such on the Application Form and any person who subsequently becomes guarantor of your obligations in respect of a loan. If there is more than one, guarantor means each of them separately and every two or more of them jointly. Guarantor includes successors.

HOLDER RECORD has the meaning in the SCM business rules. Generally, it means the details recorded by securities clearing house in CHESS for the purpose of operating one or more holdings.

HOLDER RECORD LOCK has the meaning in the SCH business rules. Generally, it means the facility in CHESS for preventing securities from being deducted from a holding.

HOLDING has the meaning in the SCH Business Rules. Generally, it means a holding of securities by a person.

INCLUDING when introducing an example does not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

A person is INSOLVENT or in INSOLVENCY if insolvent or an insolvent under administration or it has a controller appointed (each as defined in Corporations Law), bankrupt, in receivership, in receivership and management, in liquidation, in provisional liquidation, under administration, wound up, subject to any arrangement, assignment or composition.

LIMITED RECOURSE LOAN means a loan which is subject to the terms of clause 9 of this agreement and which has been agreed by you and us in writing to be a limited recourse loan.

LOAN AMOUNT means the amount of money we decide to make available to you.

LOAN AMOUNT OUTSTANDING means at any time in respect of a particular loan the balance owing on the loan account for that loan at that time plus:

(a) all accrued interest charges, default interest charges, costs, taxes and other amounts which you must pay under this Agreement in connection with your loan but which have not been debited to the loan account at that time; and

(b) all money which you will or may owe us in the future under this Agreement in connection with that loan.

MARGIN CALL NOTICE means the notice given by us to you under clause 8.

MARGIN PERCENTAGE means the percentage of the market value a security that SSB is prepared to lend against.

MATURITY DATE means for a loan or facility the last day of the term of that loan as agreed between you and us.

MORTGAGED PROPERTY means all of the securities (including new rights and future securities) mortgaged or charged by the mortgage.

NEW RIGHTS means any present or futures rights in connection with the mortgaged property:

(a) in all allotments, offers, benefits, privileges, rights, bonuses, securities, stock, debentures, distributions or rights to take up securities; or

(b) consequent on any conversion, redemption, substitution, cancellation, reclassification, forfeiture, consolidation or subdivision; or

(c) consequent on a reduction of capital, liquidation or scheme of arrangement (but it does not include dividends).

PAYABLE IN RELATION TO AN AMOUNT means an amount that is currently payable or will be payable in the future.

PERSON includes an individual, a firm, a body corporate, an unincorporated association and an authority.

PORTFOLIO means all the shares and other securities (including any new rights) that are or upon settlement of any outstanding settlement will be mortgaged to us under the mortgage.

SCH BUSINESS RULES means the business rules of the securities clearing house for CHESS.

SSB NOMINEES means Bowyang Nominees Pty Ltd (ABN 56 081 472 684) or any other nominee of SSB.

SECURITY means:

(a) a security that is quoted or admitted to trading status by the Australian Stock Exchange;

(b)  a security or interest in an unlisted collective investment scheme;

(c)  options to purchase, subscribe for or acquire any of the above;

(d) other securities within the meaning of section 92(1) of the Corporations Law;

(e)  futures contracts within the meaning of section 72 of the Corporations
     Law;

(f) anything that is notified to you by SSB as being acceptable to SSB for the purposes of a margin loan; and

(g) for the purpose of the CHESS sponsorship agreement, has the meaning in the SCH business rules. Generally, it means quoted securities and quoted rights (within the meaning of section 1097A of the Corporations
     Law) and securities to which a declaration by the Australian securities and Investments Commission under section 1097C or 1113A of the Corporations Law applies.

SECURITIES CLEARING HOUSE means ASX Settlement and Transfer Corporation Pty Limited (ACN 008 504 532) and its agents appointed under the SCH business rules.

SECURITY INTEREST means any security for the payment of money or performance of obligations including a mortgage, charge, lien, pledge, trust or power.

SECURITY VALUE for a security, means an amount equal to its margin percentage of its market value.

SCHEDULED TIME has the meaning given in the SCH business rules. The scheduled time varies depending on the act to which it relates.

SPONSORING PARTICIPANT means the broker or other participant that sponsors your participation in the CHESS system of registration of security holdings.

SPONSORSHIP AGREEMENT means the agreement between the Sponsoring
Participant and you setting out the terms of sponsorship of securities under CHESS.

SUBPOSITION has the meaning given in the SCH business rules. Generally, it means an arrangement under which activity relating to the securities may be restricted and access to the securities given to a person other than your normal sponsor.

TAXES means taxes, levies, imposts, duties and other charges whenever imposed by a governmental authority (for example, goods and services tax or any similar tax, stamp duties, financial institutions duties and debits tax).

TRANSFER, as used in the CHESS sponsorship agreement, has the meaning in the SCH business rules. Generally, it means a transfer of securities to or from a holding on CHESS.

US, WE OR OUR means Salomon Smith Barney Australia Securities Pty Limited ABN 64 003 114 832 ("SSB") and includes:

(a)  any body of which SSB is the successor or transferee;

(b) if SSB is reconstituted or amalgamated with another body - the new person formed; and

(c) a person to which some or all of SSB's business, including its right to receive the amount owing, is transferred or assigned.

WITHDRAWAL INSTRUCTIONS has the meaning in the SCH business rules. Generally, it means the instructions by a person who is sponsored on CHESS for the withdrawal of securities from the sponsored holdings.

YOU means each borrower named as an applicant.

The singular includes the plural and vice versa.

A reference to a document includes any variation or replacement of it. A reference to law means common law, principles of equity and laws made by parliament and includes regulations and other instruments made by parliament and consolidations, amendments, reenactments or replacements of any of them.

A reference to any thing includes the whole and each part of it.

SIGNED by the parties as an agreement at Sydney in the State of New South Wales on 19 September 2000.

SIGNED by Bassem Jammal as attorney for Trefoil International III, SPRL under a power of attorney dated 30 August 2000.


/s/ Bassem Jammal                               /s/ Arthur Basha
-----------------------------                   ------------------------------
Bassem Jammal                                   Signature of witness
Vice President & Head of Margin Lending         Arthur Basha
Salomon Smith Barney Australia Securities       Level 16, 225 George Street
Pty Limited                                     Sydney NSW 2000


BY EXECUTING THIS AGREEMENT THE ATTORNEY STATES THAT THE ATTORNEY HAS RECEIVED NO NOTICE OF REVOCATION OF THE POWER OF ATTORNEY.


SIGNED by Paul Seymour as attorney for Salomon Smith Barney Australia Securities Pty Limited.


/s/ Paul Seymour                                /s/ Arthur Basha
-----------------------------                   ------------------------------
Paul Seymour                                    Signature of witness
Director                                        Arthur Basha
Salomon Smith Barney Australia Securities       Level 16, 225 George Street
Pty Limited                                     Sydney NSW 2000